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                                                                     Exhibit 5.2

                      [BENNETT JONES VERCHERE LETTERHEAD]

                                                                August 25, 1998

Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, Texas 76102

         RE:      Union Pacific Resources Group Inc.

                  UPRG Capital Trust I

                  UPRG Capital Trust II

                  UPRG Capital Trust III

                  Union Pacific Resources Inc.

                  UPR Capital Company

                  Registration Statement on Form S-3

Dear Sirs:

         We are counsel for Union Pacific Resources Inc., an Alberta corporation (the "Company"), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company, Union Pacific Resources Group Inc., a Utah corporation and beneficial owner of all of the stock of the Company ("UPRG"), UPC Capital Company, a Nova Scotia unlimited liability company and affiliate of the Company ("UPCC" and together with the Company, the "Subsidiary Issuers") and UPRG Capital Trust I, UPRG Capital Trust II and UPRG Capital Trust III, each a Delaware statutory business trust (collectively, the "UPRG Trusts") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the following securities of the Company: (i) non-convertible unsecured senior debt securities (the "Senior Debt Securities")and (ii) non-convertible unsecured subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities").

         We have examined (i) the form of the Indenture (the "Senior
Indenture") between UPRG, the Subsidiary Issuers and The Bank of New
York, as trustee (the "Senior Trustee"), pursuant to which the Senior Debt Securities will be issued, and (ii) we have examined such other documents and made such other investigations as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to such opinions and which were not independently established, we have relied upon certificates of public officials and officers of the Company, copies of which have been delivered to you today, and on the minute books of the Company. In such examinations, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies, reproductions or facsimile copies; and (iv) the veracity of all information contained in such documents. We have also assumed, for the purposes of the opinions expressed herein, that all agreements and other documents have been duly authorized, executed and delivered by all of the parties thereto other than the Company.

         For purposes of the opinion expressed in paragraph 1 below, we have relied solely upon a Certificate of Status dated August 21, 1998 issued by the Registrar of Corporations appointed under the Business Corporations Act (Alberta), a copy of which Certificate is being delivered to you today.

         We are members of the Law Society of Alberta, are not permitted to practice law in any other province of Canada and are not experts in the laws of other provinces of Canada or of any other jurisdiction. This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein. Based thereon, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the Province of Alberta.

         2. The execution and delivery of the Senior Indenture by the Company and the issuance and sale of Senior Debt Securities have been validly authorized by all necessary corporate action by the Company. We draw to your attention that the resolution of the directors of the Company authorizing the execution of the Senior Indenture by the Company is qualified by prohibiting execution of the Senior Indenture until an order has been obtained by the Company under subsection 3(3) of the Business Corporation Act (Alberta) that the Senior Debt Securities issued or to be issued under the Senior Indenture shall not be part of a distribution to the public pursuant to such Act, thereby exempting the Senior Indenture and the Senior Debt Securities from the application of Part 7 of the Act and permitting a non-Canadian trust corporation to act as trustee under the Senior Indenture.

         3. A court of competent jurisdiction in the Province of Alberta (a "Canadian Court") would give effect to the choice of the law of the State of New York ("New York law") as the proper law governing the Senior Debt Securities, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction), provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein and provided the Canadian Court does not determine there is no connection between New York law and the Senior Debt Securities. In our opinion, there are no reasons under the laws of the Province of Alberta or the laws of Canada applicable therein for avoiding the choice of New York law to govern the Senior Debt Securities.

         4. In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York (a "New York Court") that is not impeachable as void or voidable under New York law, a Canadian Court would not refuse to recognize the jurisdiction of the court rendering such judgment on that basis of process being served on Union Pacific Resources Group Inc. as the agent to receive service of process in the United States of America appointed by the Company under the Senior Indenture.

         5. If the Senior Debt Securities are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to paragraph 3 above and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such law to all issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of the Senior Debt Securities, or of New York law, are contrary to public policy as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein; provided, however, that, in matters of procedure or to which under the laws in force in the Province of Alberta, the application of the laws in force in Alberta is imperative, the laws of the Province of Alberta will be applied, a Canadian Court will not apply those New York laws which the Canadian Court characterizes as procedural, revenue, expropriatory, penal or similar laws, and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by a Canadian Court, for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. In our opinion, there are no reasons under the laws of the Province of Alberta or the laws of Canada applicable therein and no reasons, to our knowledge with respect to the application of New York law by a Canadian court, for avoiding enforcement of the Senior Debt Securities, based on public policy, as that term is understood under the laws of the province of Alberta and the federal laws of Canada applicable therein.

         6. The laws of the Province of Alberta and the laws of Canada applicable therein permit an action to be brought in a Canadian Court on a final and conclusive judgment in personam for a fixed sum of money of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Senior Debt Securities that is not impeachable as void or voidable under New York law for a sum certain if: (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (C) the action to enforce such judgment is commenced within six years of the date of such judgment, except that under the Currency Act (Canada), a Canadian Court may only five judgment in Canadian dollars; (D) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta (in our opinion, submission under the provisions of the Senior Indenture to the jurisdiction of a New York Court will be sufficient for this purpose); and (E) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta. In our opinion, there are no reasons under the laws of the Province of Alberta or the laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Senior Debt Securities based on public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the use of our name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                          Very truly yours,


                          /s/ Bennett Jones Verchere


                          Bennett Jones Verchere